EXHIBIT 10.2

                   SETTLEMENT AGREEMENT FOR CERTAIN DEBENTURES

     This Settlement Agreement For Certain Debentures (hereinafter, this "Agreement") is made and entered into on this 10th day of December 2010, by and among Calais Resources, Inc., a corporation organized under the laws of British Columbia ("Calais"), Marlowe and Judy Harvey ("Mr. and Mrs. Harvey"), and Argus Resources, Inc. ("Argus"). Mr. and Mrs. Harvey and Argus are collectively referred to as the "Harvey Parties," Calais and the Harvey Parties are collectively referred to as the "Parties."

                                  RECITALS

     A. Calais is a publicly-held company based in Littleton, Colorado, with properties in Boulder County, Colorado and Nye County, Nevada, which has obligations to file reports and disclosure information with the British Columbia Securities Commission ("BCSC") and the United States Securities and Exchange Commission ("SEC").

     B. Mr. Harvey has been an officer and director of Calais in the past and with the other Harvey Parties is a significant shareholder of Calais.

     C. The Harvey Parties hold four convertible debentures issued by Calais, and the Parties would like to settle three of the debentures pursuant to this Agreement. The debenture in the amount of CDN$ 747,728 held by Aardvark Agencies, Inc. and the debenture in the amount of CDN$ 1,103,214 held by Lynn Martin, are not covered by this Agreement.

     NOW, THEREFORE, in consideration of the following covenants and promises and for other valuable consideration, this Agreement is entered into by the Parties.

                                   AGREEMENT


     1. Convertible Debentures. There are three convertible debentures between Calais and the Harvey Parties which are intended to be settled as provided in this Agreement. These include:

                             Amount                  Conversion
Name of Holder               (CDN$)     Due Date     Price (CDN$)

Judy Harvey                $2,046,741   5/31/2011       $1.23
Argus Resources, Inc.      $  215,422   5/31/2011       $1.23
Judy Harvey                $  948,000   5/31/2011       $1.23

     2. Harvey Debentures. The Harvey Parties hold two debentures which total CDN$ 2,994,741. The Harvey Parties agree to accept as full payment for these two debentures the sum of CDN$ 149,737 in cash to be paid on the closing of this Agreement, together with 8,890,638 restricted shares of Calais common stock to be delivered on the closing of this Agreement. Since Calais is unable to deliver a certificate for the 8,890,638 shares because of the British Columbia Cease Trade Order, the certificate will be issued and held by Calais' transfer agent pursuant to an escrow agreement satisfactory to the Parties.

     3. Argus Debenture. The Harvey Parties agree to accept as full payment for the Argus Debenture, 659,730 restricted shares of Calais common stock to be delivered on the closing of this Agreement. Since Calais is unable to deliver a certificate for the 659,730 shares because of the British Columbia Cease Trade Order, the certificate will be issued and held by Calais' transfer agent pursuant to an escrow agreement satisfactory to the Parties. Argus and Calais further agree that upon the issuance of the 659,730 shares to Argus and the execution of this Agreement by Argus and Calais, both Argus and Calais shall and hereby do release each other of and from any and all obligations or liability which each now has, has had, or may have, to the other, and from all claims or actions of every kind and nature whatsoever, except for the obligations to comply with the provisions of this Agreement.

     4. Nature of Restricted Stock. The shares of Calais common stock to be issued by Calais pursuant to the provisions of paragraphs 2 and 3 above will be restricted shares as that term is defined in Rule 144 and the holding period for the shares will commence on the date of the Closing of this Agreement. The holding period requirement before shares can be sold will depend on whether or not Calais is current in its reporting requirements with the SEC. If Calais is current the holding period for non-affiliates is 6 months and if Calais is not current, the holding period for non-affiliates is 12 months.

     5.   Representations and Warranties.

          (a) Calais. Calais represents and warrants to each of the Harvey Parties (understanding that each of the Harvey Parties will be relying on the accuracy and completeness of the representations and warranties in their determination to enter into this Agreement):

               (i) Calais is a corporation in good standing in British Columbia and is qualified to conduct business in the state of Colorado.

               (ii) The person executing this Agreement on behalf of Calais is its president. Calais has authorized its president to sign this Agreement on its behalf, and has further authorized such officer to deliver this Agreement to each of the Harvey Parties and intends to be bound by this Agreement in accordance with its terms.

               (iii) To the extent that Calais has stated any fact in this Agreement, Calais (acting through and based on the knowledge of its president) believes such fact to be true and correct in all material respects.

          (b) The Harvey Parties. Each of the Harvey Parties represents and warrants to Calais (understanding that Calais will be relying on the accuracy and completeness of the representations and warranties in its determination to enter into this Agreement):

               (i) Each of the Harvey Parties that is a corporation, is a corporation in good standing under the laws of its jurisdiction of organization and is qualified to conduct business in the states or provinces where the conduct of its business so requires.

               (ii) The persons executing this Agreement on behalf of each of the Harvey Parties that is a corporation are its duly constituted officers as named on the signature page hereof. Each of the Harvey Parties that is a corporation has authorized such officers to sign this Agreement on its behalf, and has further authorized such officers to deliver this Agreement to Calais and intends to be bound by this Agreement in accordance with its terms.

               (iii) To the extent that this Agreement states or sets out any matters of fact with respect to the rights, interests, claims or obligations of the Harvey Parties, such statements of fact are true and correct in all material respects and any such statements of fact do not omit to state a fact that ought reasonably to be stated or that is necessary to make the statement not misleading in light of the circumstances in which it was made.

     6. Costs and Expenses. The Parties shall each be responsible to pay their own attorneys' fees and other costs and expenses incurred in connection with the negotiation and drafting of this Agreement.

     7. Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place automatically (i) once each of the Parties has received copies of the signatures to this Agreement of all other Parties, (ii) once Calais has wired CDN$149,737 to Judy Harvey, (iii) once Calais has issued 8,890,638 shares of its common stock to Judy Harvey and placed the certificate into escrow for the benefit of Judy Harvey, and (iv) once Calais has issued 659,730 shares of its common stock to Argus and placed the certificate into escrow for the benefit of Argus.

     8. Accuracy of Factual Statements. Each of the Parties represents to each of the other Parties that the factual statements contained herein are true and correct to the best of such Party's knowledge, and no Party will take any action or assert any position that places into question or disputes the accuracy of any of the factual statements made herein.

     9. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of Colorado except to the extent that the laws of British Columbia govern the validity of the outstanding shares of Calais common stock and debentures. Each of the Parties consents to the jurisdiction of the federal courts whose district encompass any part of the City of Denver, Colorado, or the state courts of the City and County of Denver, Colorado, in connection with any law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the Parties agree that service in person or by certified or registered U.S. Mail to their respective last known address shall constitute valid and personam service upon such Party in any action or proceeding with respect to any matter as to which such Party has submitted to jurisdiction hereunder.

     10. Severability. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and the illegal, unenforceable or invalid parts shall be deemed not to be a part of this Agreement.

     11. Integrated Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the Parties with respect to the subject matter hereof, compromising any and all rights and obligations of the Parties, without exception, and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Agreement may be amended or modified only by an agreement in writing signed by the Parties. The failure by a Party to declare a breach or otherwise to assert its rights under this Agreement shall not be construed as a waiver of any right the Party has under this Agreement.

     12. Confidentiality. The Parties agree that this Agreement shall remain confidential between and among the Parties except as required to be disclosed under applicable law, governmental regulation or pursuant to judicial order or decree.

     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. Authority. Each person executing this Agreement on behalf of an entity represents and warrants to each other Party that such person has executed this Agreement with all appropriate corporate and other authority, and that this Agreement is intended to be, and is, binding upon such entity in accordance with its terms.

     15. Good Faith. Each of the Parties to this Agreement will work in good faith to accomplish the purposes of this Agreement.

     16. Notices. All written notices required by this Agreement or any document delivered pursuant hereto or as contemplated herein, must be delivered to the following addresses (or to such other addresses as may be supplied by a Party) by a means evidenced by a delivery receipt and will be effective upon receipt.

     If to Calais:

          8839 West Crestline Dr.
          Littleton, CO  80123
          Attn:  Dave Young, President

     If to Mr. Harvey or any of the Harvey Parties:

          47015 Extrom Road
          Chiliwack, B.C. V2R-4V1
          Canada

     17. Survival. The Parties agree that the obligations, representations and warranties contained herein shall indefinitely survive the execution of this Agreement, the delivery of all documents hereunder, and the completion of the transactions contemplated herein.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above mentioned above.

CALAIS RESOURCES, INC.


By /s/ David Young
   David Young, President

STATE OF COLORADO     )
                      ) ss.
COUNTY OF ARAPAHOE    )

     Subscribed, sworn to, and acknowledged before me by David Young, as President for and on behalf of Calais Resources, Inc., on this 15th day of December 2010.

     Witness my hand and official seal.

     My commission expires: 6/26/2014


[ S E A L ]                           /s/ Susan L. Beeck
                                      Notary Public


/s/ Marlowe Harvey                    /s/ Judy Harvey
Marlowe Harvey, Individually          Judy Harvey, Individually

PROVINCE OF B.C.      )
                      ) ss.
CITY OF CHILIWACK     )

     Subscribed, sworn to, and acknowledged before me by Marlowe and Judy Harvey, individually, on this 10th day of December 2010.

     Witness my hand and official seal.

     My commission expires: December 31, 2010


[ S E A L ]                           /s/ David J. Siebenga
                                      Notary Public

ARGUS RESOURCES, INC.


By /s/ Marlowe Harvey
   Marlowe Harvey, President and Secretary

PROVINCE OF B.C.      )
                      ) ss.
CITY OF CHILIWACK     )

     Subscribed, sworn to, and acknowledged before me by Marlowe Harvey, as President and Secretary for and on behalf of Argus Resources, Inc., on this 10th day of December 2010.

     Witness my hand and official seal.

     My commission expires:  December 31, 2010



[ S E A L ]                           /s/ David J. Siebenga
                                      Notary Public